2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 LTM 9/30/17 Vector Group Ltd. owns Liggett Group, Vector Tobacco and New Valley. New Valley owns a 70% interest in Douglas Elliman. LTM 9/30/2017 Revenues EXECUTIVE MANAGEMENT Howard M. Lorber President and Chief Executive Officer Richard J. Lampen Executive Vice President J. Bryant Kirkland III Senior Vice President, Chief Financial Officer and Treasurer Marc N. Bell Senior Vice President, General Counsel and Secretary Ronald J. Bernstein President and Chief Executive Officer of Liggett Group LLC and Liggett Vector Brands LLC 10-Year Stockholder Return REAL ESTATE • New Valley, which owns 70.59% of Douglas Elliman Realty, LLC, is a diversified real estate company that is seeking to acquire additional operating companies and real estate properties. • New Valley has invested approximately $215 million, as of September 30, 2017, in a broad portfolio of 27 real estate investments. • Douglas Elliman is the largest residential real estate brokerage firm in the New York metropolitan area and the fourth-largest in the U.S. • Douglas Elliman’s closings totaled $25.4 billion for the twelve months ended September 30, 2017, and it has more than 7,000 affiliated agents and 100 offices throughout the New York metropolitan area, South Florida, Aspen, Greenwich, and Los Angeles. Real Estate Tobacco This summary contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have identified these forward-looking statements using words such as “could” and similar expressions. These statements reflect our current beliefs. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. TOBACCO • Fourth-largest cigarette manufacturer in the U.S. with a strong family of brands — Pyramid, Grand Prix, Liggett Select, Eve and Eagle 20’s — representing 13% share of the discount market. • Focused on brand strength and long-term profit growth, while continuing to evaluate opportunities to pursue incremental volume and margin growth. • Annual cost advantage due to favorable treatment under the Master Settlement Agreement that ranged between $163 million and $169 million from 2011 to 2016. • The only cigarette company to have reached a comprehensive settlement resolving substantially all of the individual Engle progeny product liability cases pending in Florida. The Engle progeny cases have represented a substantial portion of Liggett’s pending litigation. COMPANY HIGHLIGHTS • Headquartered in Miami with an executive office in Manhattan and tobacco operations in North Carolina • Employs approximately 1,400 people • Executive management and directors beneficially own 13% of the Company • Reported cash of $3963 million and investments with fair value of $296 million at September 30, 2017. • Recognized as one of America’s Most Trustworthy Companies by Forbes in 2013 Real Estate Tobacco Corporate and Other $1.085B $701M TOTAL $1.785B Vector is a largely underfollowed company with a highly competent management team and numerous ways to unlock value “ “ Barron’s Online, August 14, 2014 Oppenheimer analyst Ian Zaffino 2 10-Year Return from October 31, 2007 to October 31, 2017 and assumes reinvestment of dividends received 3 At September 30, 2017 this amount includes cash at Douglas Elliman, a 70.59%-owned subsidiary, of $101 million and cash at Liggett, a wholly-owned subsidiary of $88 million. Excludes real estate investments. Net income attributable to Vector Group Ltd. for the periods presented was $37M, $59M, $71M and $46M, respectively. Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Adjusted EBITDA to net income, please see Vector Group Ltd.’s Current Reports on Forms 8-K, filed on November 15, 2016, March 1, 2017 and November 7, 2017 (Commission File Number 1-5759). Please also see Vector Group Ltd.’s Form 10-K for the year ended December 31, 2016 and Form 10-Q for the quarterly period ended September 30, 2017. 1 Adjusted EBITDA1 Contact: Emily Claffey / Ben Spicehandler / Columbia Clancy of Sard Verbinnen & Co (212) 687-8080 VGR Total Return 268.4% (13.9% Compounded) 2 S&P 500 Total Return 106.4% (7.5% Compounded) 2 November 2017 E-Cigarettes ($1M) ($1M) LTM 9/30/17 $260M $19M ($15M) $263M 2014 $211M $40M ($11M) $227M 2015 $245M $27M ($13M) $246M ($13M)($13M) 2016 $269M $28M ($16M) $280M 500 400 100 0 300 200 www.vectorgroupltd.com